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                                                                      EXHIBIT 21



                             LIST OF SUBSIDIARIES OF
                          CAPSTEAD MORTGAGE CORPORATION



At December 31, 1997 the subsidiaries of Capstead Mortgage Corporation were as follows:

                                                                                                   STATE OF
                                                                                                   DOMICILE
                                                                                                   --------
PARENT COMPANY
   SUBSIDIARY

Capstead Mortgage Corporation ("CMC")...................................................           Maryland
   Capstead Advisers, Inc...............................................................           Nevada
   Capstead Capital Corporation.........................................................           Delaware
   Capstead Select Corporation..........................................................           Delaware
   Capstead Securities Corporation I....................................................           Delaware
   Capstead Securities Corporation II...................................................           Delaware
   Capstead Securities Corporation III..................................................           Delaware
   Capstead Securities Corporation IV...................................................           Delaware
   CMC Securities Corporation I.........................................................           Nevada
   CMC Securities Corporation III.......................................................           Delaware
   CMC Securities Corporation IV........................................................           Delaware
   CMC ARM Securities Corporation.......................................................           Delaware
   Capstead Mortgage Services Corporation...............................................           Delaware

   Capstead Holdings, Inc.(1)...........................................................           Delaware
     Capstead Inc.(2)...................................................................           Delaware
     CMC Securities Corporation II(2)...................................................           Delaware

CMC Investment Partnership(3)...........................................................           Texas







(1)     CMC owns all of the issued and outstanding preferred stock.
(2) Capstead Holdings, Inc. owns all the issued and outstanding common stock.
(3)     A general partnership owned by CMC and Capstead Holdings, Inc.